Exhibit 99.1

For Immediate Release
Contact:
Kevin Barnett
(614) 870-5603

Core Molding Technologies Terminates Stockholder Rights Plan

COLUMBUS, Ohio - April 2, 2015 - Core Molding Technologies, Inc. (NYSE MKT: CMT) today announced that its board of directors voted to approve the accelerated termination of the company’s stockholder rights plan effective April 1, 2015 to further enhance the company's corporate governance profile. The stockholder rights plan was originally scheduled to expire on July 18, 2017.  Stockholders do not have to take any action as a result of this accelerated termination.

The decision to terminate the stockholder rights plan was the result of careful analysis including input from corporate governance experts and the company's shareholders. “The termination of the stockholder rights plan demonstrates the Board's commitment to best practices in corporate governance. Our decision incorporates valuable shareholder feedback, while ensuring that we have appropriate measures and policies in place to manage our business effectively,” said Kevin L. Barnett, president and chief executive officer.

About Core Molding Technologies, Inc.

Core Molding Technologies, Inc. is a manufacturer of sheet molding compound (SMC) and molder of fiberglass reinforced thermoset and thermoplastic materials. Core specializes in large-format moldings and offers a wide range of fiberglass processes, including compression molding of SMC, glass mat thermoplastics (GMT) and bulk molding compounds (BMC); compression and transfer molding of direct long-fiber thermoplastics (D-LFT); spray-up, lay-up, resin transfer (RTM) and vacuum resin transfer molding (V-RTM). Additionally, the company offers reaction injection molding (RIM) of dicyclopentadiene (DCPD). Core serves a wide variety of markets, including the medium and heavy-duty truck, marine, automotive, agriculture, construction and other commercial products markets. Headquartered in Columbus, Ohio, Core maintains plants in Columbus and Batavia, Ohio; Gaffney, South Carolina; Winona, Minnesota; and Matamoros, Mexico. For further information, visit the company's website at www.coremt.com.

This press release contains certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies' operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies' control. These uncertainties and factors could cause Core Molding Technologies' actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this report: business conditions in the plastics, transportation, marine and commercial product industries; federal and state regulations (including engine emission regulations); general economic, social and political environments in the countries in which Core Molding Technologies operates; safety and security conditions in Mexico; dependence upon certain major customers as the primary source of Core Molding Technologies' sales revenues; efforts of Core Molding Technologies to expand its customer base; the actions of competitors, customers, and suppliers; failure of Core Molding Technologies' suppliers to perform their obligations; the availability of raw materials; inflationary pressures; new technologies; regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract and retain key personnel; federal, state and local environmental laws and regulations; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; management's decision to pursue new products or businesses which involve additional costs, risks or capital expenditures; and other risks identified from time-to-time in Core Molding Technologies' other public documents on file with the Securities and Exchange Commission, including those described in Item 1A of the 2014 Annual Report to Shareholders on Form 10-K.